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                                                                 EXHIBIT 10.6

                                     JPE, INC.



April 18, 2002


ASC Incorporated                   Scott Koepke
One Sunroof Center
Southgate, MI  48195

      Re:   Employment of Scott Koepke

Gentlemen:

      At the request of JPE, Inc. ("JPE"), ASC Incorporated ("ASC") has made Scott Koepke ("Executive") available to JPE to serve as President and Chief Operating Officer of JPE. ASC has been willing to make Executive available to JPE to serve in such capacity as ASC believes the service of Executive in such capacity will also benefit ASC which, among other things, is a significant creditor of JPE.

      In connection with the acquisition by private equity funds affiliated with Questor Management Company, LLC ("Questor") of all of the capital stock of ASC and of a beneficial interest in the capital stock of JPE, we have been advised that ASC and Executive have entered into an employment agreement dated April 18, 2002. Under the terms of this letter agreement, Executive may also serve as President and Chief Operating Officer of JPE.

I. ACS hereby authorizes Executive to serve as President and Chief Operating Officer of JPE until ASC otherwise notifies JPE.

II. So long as Executive serves as President and Chief Operating Officer of JPE, JPE agrees as follows:

            A. JPE shall include Executive on its payroll as a W-2 employee and shall pay Executive a base salary at the rate of $190,000 per year ("Base Salary").

            B. JPE shall make available to Executive the following benefits in lieu of ASC making such benefits available to Executive, except as provided in this letter agreement:

               (i) Executive shall be entitled to participate in and receive benefits under any employee benefit plan of JPE, and shall be eligible for any other plans and benefits covering executives of JPE, to the extent commensurate with his then duties and responsibilities fixed by the Board of Directors of JPE (the "Board").

               (ii) Executive shall be entitled to paid annual vacation in accordance with the policies established from time to time by the Board, which shall in no event be less than 20 days per annum. Executive shall not be entitled to extra cash payments for any vacation he does not utilize.

               (iii) JPE shall provide Executive with the use of a JPE owned or leased automobile of a type the Board deems appropriate to Executive's position. Except for costs associated with Executive's personal use of such automobile, JPE shall pay the costs associated with such automobile, including registration, licensing, insurance and maintenance.

            C. JPE shall reimburse Executive or otherwise pay for all reasonable expenses incurred by the Executive in furtherance of or in connection with the business of JPE, including, but not limited to, travel expenses, subject to such reasonable documentation and other limitations as may be established by the Board.


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            D. If there is a Change of Control (as defined below) of JPE or JPE is liquidated before April 18, 2004, JPE shall pay to Executive a bonus of $150,000 within 30 days following such Change of Control or such liquidation, provided that Executive is not in violation of his contractual obligations with ASC and JPE. For purposes of this paragraph, the term "Change of Control" means
(i) that any person or entity, including a "group" (within the meaning of Rule 13d-1 under the Securities Exchange Act of 1934, as amended ("Exchange Act")), but excluding any private equity fund managed by Questor, any affiliate of any such fund and any group of which any such fund or affiliate may be a member, becomes (in one transaction or in a series of related transactions) the beneficial owner of shares of JPE having more than 80% of the total number of votes that may be cast for the election of directors of JPE, or (ii) that any person or entity, including a "group" (within the meaning of Rule 13d-1 under the Exchange Act), but excluding any private equity fund managed by Questor, any affiliate of any such fund and any group of which any such fund or affiliate may be a member, becomes the owner of all or substantially all of assets of JPE (in one transaction or in a series of related transactions). Executive agrees to cooperate with JPE and its affiliates in connection with any Change of Control or liquidation of JPE.

            E. If JPE desires to terminate Executive's employment, JPE shall notify ASC and ASC shall determine whether to join with JPE in terminating Executive's employment or to put Executive on its full time payroll.

III.  ASC agrees with JPE and Executive as follows:

            A. So long as Executive is serving as President and Chief Operating Officer of JPE, ASC shall reimburse JPE for 20% of Executive's Base Salary and for 20% of the cost of the benefits provided by JPE to Executive under Section
II. B.(i). of this letter agreement.

            B. If JPE fails to make any payment it is required to make to Executive under this letter agreement, ASC shall make such payment and it shall seek appropriate reimbursement or contribution from JPE.

IV. Except as modified by this letter agreement, Executive's employment agreement with ASC remains in full force and effect. Executive agrees to be bound by the terms of the employment agreement with ASC and this letter agreement.

      Please acknowledge your agreement to the terms of this letter agreement by signing below.

                                          Sincerely,

                                          JPE, INC.


                                          By: /s/ David L. Treadwell
                                              --------------------------
                                          Name:
                                          Title:

Acknowledged and Agreed to:

ASC INCORPORATED


By: /s/ David L. Treadwell
    --------------------------
Name:
Title:

Acknowledged and Agreed to:


/s/ Scott Koepke
------------------------------
Scott Koepke



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